SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (date of earliest event reported): April 24, 1998
                        Commission File Number:  0-10104


                            LA TEKO RESOURCES LTD.
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             (Exact Name of Registrant as Specified in its Charter)


             BRITISH COLUMBIA                       87-0483319
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     (State or other jurisdiction of              (IRS Employer
      incorporation or organization)           Identification No.)



     625 HOWE STREET, SUITE 500
             VANCOUVER, B.C.                         V6C 2T6
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     (Address of Principal Executive                (Zip Code)
                 Offices)

              Registrant's Telephone Number, including Area Code:
                               (604) 688-0833




                               NOT APPLICABLE
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     (Former name, former address, and formal fiscal year, if changed since last report)




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                             ITEM 5:  OTHER EVENTS
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On April 24, 1998, La Teko Resources Ltd. announced that it has, subject to regulatory approval, agreed to a private placement of 700,000 units at US$0.85 per unit for gross proceeds of US$595,000. Each unit consists of one common share of La Teko and one common share purchase warrant. Each purchase warrant will entitle the purchasers to acquire one common share of La Teko at a price of US$1.05 per share in the first twelve months after closing and at a price of US$1.25 per share in the period commencing twelve months after closing and ending twenty four months after the date of closing. No finder's fee is payable.

Management of La Teko is pleased to attract the financial support of this private placement which, coupled with the recently announced private placement of US$1.7 million by Kinross Gold Corporation, provides La Teko with solid financial resources to continue to move forward during this period of gradually improving gold prices.

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                                   SIGNATURES
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      Pursuant to the requirements of section 13 or 15(d) of the Securities
Exchange of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          LA TEKO RESOURCES LTD.


Dated: May 4, 1998                        By /s/ Gerald G. Carlson, President